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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53816 and No. 333-42756) of PCsupport.com, Inc. of our report dated February 17, 2000, except as to the information in Note 11, for which the date is September 21, 2000, relating to the financial statements of MyHelpdesk.com, Inc. (a development stage enterprise) which appears in this Current Report on Form 8-K/A of PCsupport.com, Inc.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 8, 2001